UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2025

VIVAKOR, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41286	26-2178141
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

5220 Spring Valley Road, Suite 500

Dallas, TX 75254

(Address of principal executive offices)

(469) 480-7175

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VIVK	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on March 18, 2025, Vivakor, Inc. (the “Company”) received a notification letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, because the closing bid price for the Company’s common stock, par value $0.001 per share (the “Common Stock”) listed on Nasdaq was below $1.00 per share for 30 consecutive business days, the Company did not comply with Listing Rule 5550(a)(2), requiring a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”), and was provided 180 calendar days, or until September 15, 2025, to regain compliance with the Minimum Bid Price Requirement. Subsequently, on September 16, 2025, the Company was provided an additional 180-calendar day period, or until March 16, 2026, to regain compliance with the Minimum Bid Price Requirement (the “Second Grace Period”).

On December 19, 2025, the Company received a notification letter (the “Letter”) from the Staff that as of December 19, 2025, the Common Stock had a closing bid price of $0.10 or less for ten consecutive trading days and accordingly, the Company was subject to the provisions contemplated under Listing Rule 5810(c)(3)(A)(iii) (the “Low Priced Stocks Rule”) and not eligible for the remainder of the Second Grace Period. The Letter advised that, since the Company did not regain compliance with the Minimum Bid Price Requirement within the Second Grace Period, the Common Stock will be delisted from The Nasdaq Capital Market.

Additionally, as previously disclosed, on December 11, 2025, the Staff notified the Company that it had failed to comply with Nasdaq’s shareholder approval requirements set forth in Listing Rule 5635(d), which requires prior shareholder approval for transactions, other than public offerings, involving the issuance of 20% or more of the pre-transaction shares outstanding at less than the Minimum Price (as defined in Nasdaq Listing Rule 5635(d)(1)(A)) and requested that the Company submit a compliance plan no later than January 26, 2026. However, the Letter advised that pursuant to Listing Rule 5810(c)(2), this deficiency serves as a separate and additional basis for delisting.

Accordingly, trading of the Common Stock was suspended at the opening of business on December 26, 2025, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

On December 24, 2025, the Company submitted an appeal to the Staff’s determination described in the Letter, and a hearing has been scheduled for January 29, 2026. The Company will provide the Hearings Panel with a plan to regain compliance, which the Company is in the process of preparing. There can be no assurance, however, that the Company will be successful in its appeal to the Hearings Panel or be able to regain compliance with the listing standards discussed above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVAKOR, INC.

Dated: December 29, 2025	By:	/s/ James H. Ballengee
		Name:	James H. Ballengee
		Title:	Chairman, President & CEO

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